Exhibit 4.4

EXECUTION VERSION

WESTERN ATLAS INC.

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 3, 2017

by and among

BAKER HUGHES, A GE COMPANY, LLC (formerly BAKER HUGHES INCORPORATED),

BAKER HUGHES OILFIELD OPERATIONS, LLC,

BAKER HUGHES INTERNATIONAL BRANCHES, LLC

and

BAKER HUGHES CO-OBLIGOR, INC.

as New Obligors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

to

INDENTURE

Dated as of May 15, 1994

FIRST SUPPLEMENTAL INDENTURE, dated as of July 3, 2017 (this “First Supplemental Indenture”), by and among the New Obligors (as defined below) and the Bank of New York Mellon Trust Company N.A., a nationally chartered banking association, as trustee (in such capacity, the “Trustee”). All capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Original Indenture (as defined below).

W I T N E S S E T H :

WHEREAS, Western Atlas Inc., a Delaware corporation (“Western Atlas”) and the Trustee have heretofore executed and delivered an indenture, dated as of May 15, 1994 (the “Original Indenture”) to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of Western Atlas, to be issued in one or more series;

WHEREAS, Western Atlas issued $150,000,000 aggregate principal amount of 8.55% debentures due 2024 on June 15, 1994 (the “Debentures”) pursuant to the Original Indenture;

WHEREAS, Baker Hughes Incorporated, a Delaware corporation (the “Parent”) acquired Western Atlas on August 10, 1998 and Western Atlas retained its corporate form as wholly-owned subsidiary of the Parent thereafter;

WHEREAS, the Parent has converted its form of organization from a corporation to a limited liability company with the name Baker Hughes, a GE Company, LLC (“BHGE”) on or about July 3, 2017 by means of a conversion pursuant to Section 18-214 of the Delaware Limited Liability Company Act and Section 266 of the Delaware General Corporation Law, and BHGE owns substantially all of the assets owned by the Parent prior to such conversion;

WHEREAS, substantially all of the assets of Western Atlas have been transferred to BHGE, Baker Hughes Oilfield Operations, LLC (“Baker Hughes Oilfield Operations”) and Baker Hughes International Branches, LLC (“Baker Hughes International Branches”);

WHEREAS, pursuant to Article 8, Section 801 and Article 9 of the Original Indenture, the parties hereto desire to enter into this First Supplemental Indenture to evidence the joint and several assumption by BHGE, Baker Hughes Oilfield Operations, Baker Hughes International Branches and Baker Hughes Co-Obligor, Inc. (the “Co-Obligor”, and together with BHGE, Baker Hughes Oilfield Operations and Baker Hughes International Branches, the “New Obligors”) of all the payment obligations of Western Atlas under the Debentures and the Original Indenture;

WHEREAS, all actions necessary to make this First Supplemental Indenture the valid and binding obligations of each of the New Obligors and to constitute this document a valid and binding supplemental indenture according to its terms have been duly taken;

WHEREAS, the parties hereto desire to amend the Original Indenture to amend Article Eight thereof as provided herein;

WHEREAS, Section 901(3) of the Original Indenture provides, among other things, that, without the consent of any Holder of a Security, the Company and the Trustee may amend or supplement the Original Indenture to make any provisions with respect to matters or questions arising under the Original Indenture, so long as such amendment or supplement does not adversely affect the rights or interests of any Holder of Securities; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

WHEREAS, in accordance with Sections 102, 603(c), 801, 901 and 903 of the Original Indenture, there have been delivered to the Trustee on the date hereof an Officers’ Certificate and Opinion of Counsel certifying that this First Supplemental Indenture complies with applicable provisions of the Original Indenture; and

NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Unless otherwise provided in this First Supplemental Indenture, the use of terms and expressions herein is in accordance with the definitions, uses and construction contained in the Original Indenture.

ARTICLE II

AMENDMENT OF INDENTURE

Section 2.01. Amendment of Article 8 of the Original Indenture.

(a) Section 801(a) of the Original Indenture shall be amended by adding after the words “(1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which all or substantially all of the properties and assets of the Company are transferred (i) shall be a corporation, partnership or trust” the words “or limited liability company (so long as a corporation becomes a co-obligor on the Securities).”

ARTICLE III

ASSUMPTION AND AGREEMENTS

Section 3.01. Assumption of Obligations. BHGE, Baker Hughes Oilfield Operations, Baker Hughes International Branches and the Co-Obligor each hereby agree, as of the date hereof, to assume, to be bound by and to be jointly and severally liable, each as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations, including without limitation, the due and punctual payment of principal of (and premium, if any) and interest on Notes of the Company under the Original Indenture and the Debentures on the terms and subject to the conditions set forth in the Original Indenture and all other obligations of the Company under the Original Indenture, including the observance of every covenant applicable to the Company under the Original Indenture.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof, including, without limitation, Section 607 thereof, shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of the Debentures shall be bound hereby.

Section 4.02. Governing Law. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4.03. Conflicts With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this First Supplemental Indenture by any provision of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Section 4.04. Counterparts. This First Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 4.05. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.06. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by each of the parties hereto shall bind their successors and assigns, whether so expressed or not.

Section 4.07. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.08. Notices. Any request, demand, authorization, direction, notice, consent or waiver that is required or permitted by any provision of this First Supplemental Indenture or the Original Indenture to be made upon, given or furnished to, or filed by the Trustee or by the Holders of any Debentures to or upon the New Obligors shall be given or made in writing and mailed, first-class postage prepaid, to such New Obligor addressed (until another address of any of the New Obligors is filed with the Trustee) c/o: Baker Hughes, a GE Company, LLC, 17021 Aldine Westfield Road Houston, Texas, 77073, Attention: Legal Department.

Section 4.09. Trustee Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or with respect to any recitals in statements which we made solely by the New Obligors, who is a party hereto, and the Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. For the avoidance of doubt, by executing this First Supplemental Indenture in accordance with the terms of the Original Indenture, the Trustee does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this First Supplemental Indenture, and the Trustee reserves all rights and remedies under the Original Indenture.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

BAKER HUGHES, A GE COMPANY, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

BAKER HUGHES OILFIELD OPERATIONS, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

BAKER HUGHES INTERNATIONAL BRANCHES, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

BAKER HUGHES CO-OBLIGOR, INC.

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

[Signature Page to the First Supplemental Indenture—1994 WAI Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to the First Supplemental Indenture—1994 WAI Indenture]